As filed with the Securities and Exchange Commission on August 9, 2007

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bridge Capital Holdings

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation or Organization)

80-0123855

(I.R.S. Employer Identification Number)

55 Almaden Boulevard
San Jose, CA 95113
408-423-8500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Thomas A. Sa
Executive Vice President and Chief Financial Officer
Bridge Capital Holdings
55 Almaden Boulevard
San Jose, CA 95113
(408) 423-8500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Thomas G. Reddy
Bingham McCutchen LLP
Three Embarcadero Center
San Francisco, California 94111
(415) 393-2000
Fax (415) 393-2286

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1),(2)	Amount of Registration Fee(1),(2)
Debt Securities
Preferred Stock
Common stock, no par value per share

Totals	$30,000,000	$921

(1)	Registered hereunder is an indeterminate principal amount and number of securities of Bridge Capital Holdings as may from time to time be issued at indeterminate prices, not to exceed in the aggregate $30,000,000 (in United States dollars or the equivalent thereof in any other currency). The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder and may include hybrid securities involving a combination of features of certain of the securities listed above.
(2)	The proposed maximum aggregate offering price of the securities being registered has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2007

BRIDGE CAPITAL HOLDINGS

55 Almaden Boulevard
San Jose, CA 95113
408-423-8500

$30,000,000

DEBT SECURITIES, PREFERRED STOCK
AND COMMON STOCK

Bridge Capital Holdings plans to offer to the public from time to time:

•	our unsecured debt securities consisting of debentures, notes or other evidences of indebtedness;
•	our preferred stock; and
•	our common stock.

This prospectus provides you with a general description of the securities we may offer. We may offer the securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer securities, we will provide a prospectus supplement describing the terms of the specific securities offered, including the offering price. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 18 of this prospectus, before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on the Nasdaq Global Market under the symbol “BBNK.” On August 8, 2007, the last reported sale price of our common stock was $21.55 per share.

You should consider the risks that we have described in “Risk Factors” on page 2 before investing in our securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares offered are our equity and debt securities and are not savings accounts, deposits or other obligations of any bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Whenever we refer to the “company,” “we,” “our” or “us” in this prospectus, we mean Bridge Capital Holdings and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading, “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

BRIDGE CAPITAL HOLDINGS

The company’s predecessor and its now-principal subsidiary Bridge Bank, National Association commenced operations on May 14, 2001. The bank engages in general commercial banking business, and accepts checking and savings deposits, makes commercial, real estate, auto and other installment and term loans, and provides other customary banking services. The Bank attracts the majority of its loan and deposit business from the residents and numerous small and middle market businesses and professional firms located in Santa Clara County, California. Its headquarters office is located at 55 Almaden Boulevard, San Jose, California 95113.

In 2002, the Bank opened a full-service branch office in Palo Alto and established a U.S. Small Business Administration Lending Group that includes a regional loan production office in Sacramento County. Also, it launched Bridge Capital Finance Group, a factoring and asset-based lending division with a loan production office in Santa Clara. In 2003, the Bank opened an office in downtown San Jose and established an SBA regional loan production office in San Diego County.

On October 1, 2004, the bank announced completion of a bank holding company structure which was approved by shareholders at the bank's annual shareholders' meeting held on May 20, 2004. The bank holding company, formed as a California corporation, is Bridge Capital Holdings. Information in this document relating to matters dated prior to September 30, 2004 is for the bank alone.

Bridge Capital Holdings was formed for the purpose of serving as the holding company for the bank. It is supervised by the Board of Governors of the Federal Reserve System. Effective October 1, 2004, Bridge Capital Holdings acquired 100% of the voting shares of the bank. As a result of the transaction, the former shareholders of Bridge Bank received one share of common stock of Bridge Capital Holdings for every one share of common stock of Bridge Bank owned.

Prior to the share exchange, the common stock of the bank had been registered with the Office of Comptroller of the Currency. As a result of the share exchange, common stock of Bridge Capital Holdings is now considered registered with the Securities and Exchange Commission.

The bank provides the local business and professional community with banking services tailored to the unique needs of the Silicon Valley. The bank does not offer trust services, but it will attempt to make such services available to its customers through correspondent institutions. The deposits of the bank are insured by the FDIC, up to applicable limits, and the bank is a member of the Federal Reserve System.

In addition, the bank provides some specialized services to its customers. These services include courier deposit services to key locations or customers throughout its service area, SBA loans, factoring and asset-based loans and Internet banking. The bank reserves the right to change its business plan at any time.

At December 31, 2006, the company had total assets of approximately $722 million, total gross loans of $541million and total deposits of $645 million. At December 31, 2006, the company had 134 full-time equivalent employees.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods shown. For the purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and, with respect to the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividend requirements.

	Six Months Ended June 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges	18.90x	13.74x	13.90x	235.05x	NA	NA
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	18.90x	13.74x	13.90x	235.05x	NA	NA

RISK FACTORS

Readers and prospective investors in our securities should carefully consider the following risk factors as well as the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that management is not aware of or focused on or that management currently deems immaterial may also impair our business operations. This prospectus is qualified in its entirety by these risk factors.

If any of the following risks actually occur, the company's financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of the company's securities could decline significantly, and you could lose all or part of your investment.

Market and Interest Rate Risk

Changes in interest rates could reduce income and cash flow. The company's income and cash flow depend to a great extent on the difference between the interest earned on loans and investment securities, and the interest paid on deposits and other borrowings. We cannot control or prevent changes in the level of interest rates. They fluctuate in response to general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits and other liabilities.

Risks Related to the Nature and Geographical Location of Bridge Capital Holdings' Business

Bridge Capital Holdings invests in loans that contain inherent credit risks that may cause us to incur losses. The company closely monitors the markets in which it conducts its lending operations and adjusts its strategy to control exposure to loans with higher credit risk. Asset reviews are performed using grading standards and criteria similar to those employed by bank regulatory agencies. We can provide no assurance that the credit quality of our loans will not deteriorate in the future and that such deterioration will not adversely affect the company.

Bridge Capital Holdings' operations are concentrated geographically in California, and poor economic conditions may cause us to incur losses. Substantially all of Bridge Capital Holdings' business is located in California. Bridge Capital Holdings' financial condition and operating results will be subject to changes in economic conditions in California. In the early to mid-1990s, California experienced a significant and prolonged downturn in its economy, which adversely affected financial institutions. Economic conditions in California are subject to various uncertainties at this time, including the decline in the technology sector, the California state government's budgetary difficulties and continuing fiscal difficulties. The company will be subject to changes in economic conditions. We can provide no assurance that conditions in the California economy will not deteriorate in the future and that such deterioration will not adversely effect Bridge Capital Holdings.

The markets in which Bridge Capital Holdings operates are subject to the risk of earthquakes and other natural disasters. Most of the properties of Bridge Capital Holdings are located in California. Also, most of the real and personal properties which currently secure the company's loans are located in California. California is a state which is prone to earthquakes, brush fires, flooding and other natural disasters. In addition to possibly sustaining damage to its own properties, if there is a major earthquake, flood or other natural disaster, Bridge Capital Holdings faces the risk that many of its borrowers may experience uninsured property losses, or sustained job interruption and/or loss which may materially impair their ability to meet the terms of their loan obligations. A major earthquake, flood or other natural disaster in California could have a material adverse effect on Bridge Capital Holdings' business, financial condition, results of operations and cash flows.

Substantial competition in the California banking market could adversely affect us. Banking is a highly competitive business. We compete actively for loan, deposit, and other financial services business in California. Our competitors include a large number of state and national banks, thrift institutions and credit unions, as well as many financial and non-financial firms that offer services similar to those offered by us. Other competitors include large financial institutions that have substantial capital, technology and marketing resources. Such large financial institutions may have greater access to capital at a lower cost than us, which may adversely affect our ability to compete effectively.

Regulatory Risks

Restrictions on dividends and other distributions could limit amounts payable to us. Various statutory provisions restrict the amount of dividends our subsidiaries can pay to us without regulatory approval. In addition, if any subsidiary of ours were to liquidate, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary.

Adverse effects of, or changes in, banking or other laws and regulations or governmental fiscal or monetary policies could adversely affect us. We are subject to significant federal and state regulation and supervision, which is primarily for the benefit and protection of our customers and not for the benefit of investors. In the past, our business has been materially affected by these regulations. This trend is likely to continue in the future. Laws, regulations or policies, including accounting standards and interpretations currently affecting us and our subsidiaries, may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, our business may be adversely affected by any future changes in laws, regulations, policies or interpretations or regulatory approaches to compliance and enforcement, including legislative and regulatory reactions to the terrorist attack on September 11, 2001 and future acts of terrorism, and major U.S. corporate bankruptcies and reports of accounting irregularities at U.S. public companies.

Additionally, our business is affected significantly by the fiscal and monetary policies of the federal government and its agencies. We are particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the U.S. Under long-standing policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, we may be required to commit financial and other resources to our subsidiary bank in circumstances where we might not otherwise do so. Among the instruments of monetary policy available to the Federal Reserve Board are (a) conducting open market operations in U.S. government securities,
(b) changing the discount rates of borrowings by depository institutions, and (c) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. The policies of the Federal Reserve Board may have a material effect on our business, results of operations and financial condition.

Systems, Accounting and Internal Control Risks

The accuracy of the company's judgments and estimates about financial and accounting matters will affect operating results and financial condition. The company makes certain estimates and judgments in preparing its financial statements. The quality and accuracy of those estimates and judgments will have an impact on the company's operating results and financial condition.

The company's information systems may experience an interruption or breach in security. The company relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in the company's customer relationship management and systems. There can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately corrected by the company. The occurrence of any such failures, interruptions or security breaches could damage the company's reputation, result in a loss of customer business, subject the company to additional regulatory scrutiny, or expose the company to litigation and possible financial liability, any of which could have a material adverse effect on the company's financial condition and results of operations.

The company's controls and procedures may fail or be circumvented. Management regularly reviews and updates the company's internal control over financial reporting, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls and procedures, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the company's controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on the company's business, results of operations and financial condition.

All of these events may have a material adverse effect on our business. There can be no assurance that we will be successful in overcoming these or any other significant risks encountered.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents we have incorporated by reference may contain forward-looking statements. The forward-looking statements are intended to qualify for the “safe harbor” treatment established by the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the company, the water utility industry and general economic conditions. Words like “expects,” “intends,” “plans,” “believes,” “estimates,” “assumes,” “anticipates,” “projects,” “predicts,” “forecasts” or variations of these words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results may vary materially from what is contained in a forward-looking statement. Factors which may cause actual results to be different than expected or anticipated include:

•	competitive pressure in the banking industry increases significantly;
•	changes in the interest rate environment reduces margins;
•	general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;
•	changes in the regulatory environment;
•	changes in business conditions and inflation;
•	costs and expenses of complying with the internal control provisions of the Sarbanes-Oxley Act and our degree of success in achieving compliance;
•	changes in securities markets;
•	future credit loss experience;
•	civil disturbances or terrorist threats or acts, or apprehension about possible future occurrences of acts of this type;
•	the involvement of the United states in war or other hostilities;
•	the matters discussed in this document under “Risk Factors;” and
•	other risks and unforeseen events.

When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents incorporated by reference. We assume no obligation to provide public updates of forward-looking statements.

USE OF PROCEEDS

We intend to add the net proceeds from the sale of the securities to our general funds to be used for general corporate purposes, which may include investment in subsidiaries, working capital, capital expenditures, repayment of short-term borrowings, refinancing of existing long-term debt, acquisitions and other business opportunities.

DESCRIPTION OF DEBT SECURITIES

Unless otherwise specified in a supplement to this prospectus, the debt securities will be unsecured and will rank on parity with all our other unsecured and unsubordinated indebtedness. We may issue debt securities in one or more series under an indenture between us and a trustee that is a major bank with an investment grade rating (“Trustee”). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following description summarizes the material terms of the debt securities and we refer you to the indenture for the full text, which we incorporate by reference. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The indenture and the debt securities will also be governed by and construed in accordance with the laws of the State of California.

The Debt Securities

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

The debt securities are obligations exclusively of Bridge Capital Holdings. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries. Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from our subsidiaries to meet the payment obligations under the debt securities.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement. Federal and state banking laws and regulations effectively restrict the payment of dividends to us by our subsidiaries.

Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of the subsidiaries and upon the subsidiaries' earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the debt securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

We will issue debt securities only in fully registered form, without coupons and, generally, in denominations of $1,000 or multiples of $1,000. Payments on debt securities will be payable at the corporate trust office of the Trustee.

Each time we issue a new series of debt securities, the prospectus supplement relating to that new series will describe the amount, price and other terms of those debt securities. Terms may include:

•	the title of the debt securities;
•	any limit on the total principal amount of the debt securities;
•	the person to whom interest on a security is payable, if other than the person in whose name the security is registered;
•	the date or dates on which principal of a series of the securities is payable;
•	the rate or rates at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined;

•	the record dates and payment dates or the method by which record dates and payment dates will be determined;
•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•	the terms and conditions, if any, on which we may choose to redeem the debt securities, including the amount of any premium we must pay;
•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision, or at the option of the holder, and the terms and conditions on which the debt securities may be redeemed or purchased because of that obligation;
•	the denominations in which we may issue the securities, if other than $1,000 and integral multiples of $1,000;
•	the portion of the principal amount of the debt securities that will be payable if the maturity date is accelerated (if the amount will be different from the principal amount);
•	the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;
•	if either the company or a holder may elect to have payment on the securities made in a currency other than that in which the securities are stated to be payable, the time within which and the terms and conditions on which the company or holder may make the election;
•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any of these amounts;
•	the manner, if any, in which we may discharge our obligation on the securities by establishing a trust fund to be used for payment of the securities in full;
•	whether we will issue any debt securities in whole or in part in the form of one or more global securities;
•	if we issue global securities, the identity of the depositary for the global securities and any provisions regarding the transfer, exchange or legending of any global security (if they are different from those described below); and
•	other material terms of the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may offer and sell debt securities at a substantial discount below their principal amount. If so, we will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement. We may also describe certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars in the relevant prospectus supplement. We will also describe the amount payable on these securities if our obligation to repay the securities is accelerated for any reason.

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the Trustee will deliver the global securities to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities. The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. Neither the company, nor the Trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security. They will also not be responsible for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

We will pay any interest due on any debt security to the person in whose name the debt security is registered at the close of business on the regular record date for interest. If we fail to pay interest on the relevant due date we will make payment to anyone who holds the debt security at a future date which the Trustee will choose. The Trustee will send notice of the payment to all those who hold the debt security on a date which the Trustee will determine. That date will be at least 10 days before the payment date.

Registration

The Trustee will maintain a register of holders of debt securities and of transfers of debt securities. You may exchange debt securities or register transfers of debt securities at the trustee’s office. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the Trustee of the certificate to the new holder or the issuance by us or the Trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the Trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. The company, the Trustee and any other agent of ours or agent of the Trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the Trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Remedies

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of that series or otherwise modified or deleted in a supplemental indenture):

•	we fail to pay any interest on any debt security of that series when due, and the failure has continued for 30 days;
•	we fail to pay principal of or premium, if any, on any debt security of that series when due;
•	we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and the failure has continued for 60 days after we receive written notice as provided in the indenture;
•	events of bankruptcy, insolvency or reorganization; and
•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement relating to any series of debt securities which are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to any provisions for security and indemnification of the trustee and other rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on a debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to sue to enforce any of these payments.

We must furnish to the Trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been a default, specifying each default and its status.

The Trustee

The company will appoint a Trustee. We or a majority of the holders of the debt securities may replace the Trustee for certain reasons provided in the indenture. The Trustee is to carry out those duties assignable to it under the indenture. The Trustee assumes no responsibility for the nature, contents, accuracy or completeness of the information set forth in this prospectus or any relevant prospectus supplement or for the recitals contained in the indenture or the debt securities issued under the indenture, or for the validity, sufficiency, or legal effect of any of these documents.

Furthermore, the Trustee has no oversight responsibility and is not accountable for our use or application of any of the debt securities the Trustee authenticates or delivers, or for our use or application of the proceeds of the debt securities. The Trustee has not evaluated the risks, benefits, or propriety of any investment in the debt securities.

Consolidation, Merger, Conveyance or Transfer

We will not consolidate with or merge into any other corporation, or convey, transfer or lease all or substantially all of our properties and assets to any individual or organization, unless:

•	the surviving or transferee entity is a corporation organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by a supplemental indenture, all of the obligations of the company under the indenture and the securities;
•	no event of default and no event which, after notice or lapse of time or both, exists at the time of the proposed transaction or would occur as a result of the transaction; and
•	the company provides the trustee an officers' certificate and an opinion of counsel to the effect that the transaction complies with all applicable provisions of the indenture.

When our successor assumes our obligations under the indenture and the debt securities, and when any other conditions required by the indenture are satisfied, the successor will succeed to and be substituted for us under the indenture.

Modification; Supplemental Indentures

The indenture provides that the company and the Trustee may enter into supplemental indentures without the consent of any holders for the following purposes:

•	to reflect a merger, transfer of assets or similar transaction and the assumption of our obligations under the indenture and the securities by the surviving or transferee entity;
•	to add provisions for the benefit of holders of one or more series of securities;
•	to add additional events of default under the securities;
•	to add or change provisions needed to facilitate the issuance of securities as certificated or global securities;
•	to provide collateral as security for repayment of the securities;
•	to establish the forms or terms of securities as permitted under the indenture;
•	to reflect appointment of a successor trustee or to facilitate administration of the indenture by more than one trustee; and
•	to cure any ambiguity or inconsistency in the indenture; provided the change does not adversely affect the interests of holders of the securities in any material respect.

We and the Trustee may modify or amend the terms of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and a majority in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due; reduce the principal amount or any premium or interest on any debt security, including in the case of a discounted debt security the amount payable upon acceleration of the maturity thereof; change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security; or impair the right to bring suit to enforce any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date);
•	reduce the percentage in principal amount of outstanding debt securities of any series which must consent in order to effect any modification or amendment of the indenture, any waiver of compliance with any provisions of the indenture or any waiver of defaults under the indenture; or
•	modify any provisions relating to holder consent to amendments, except to increase the percentage of holders required to approve an amendment or to prohibit any amendment without the approval of all affected holders.

Covenants

We undertake certain agreements or commitments, including agreements to do the following:

•	punctually make payments on the debt securities;
•	maintain one or more offices at which debt securities can be presented for payment and registration;
•	act as, or appoint a third party as, paying agent for one or more series of the securities;
•	hold the Trustee harmless from any loss or claim arising out of activities of the paying agent;
•	provide the paying agent with sufficient funds to make required payments when due under the securities;
•	give the Trustee written notice of any event of default under the indenture within 30 days of its occurrence;
•	maintain our properties in good condition, subject to ordinary wear and tear;
•	file all required tax returns and pay taxes, assessments and other governmental charges as they become due and payable; and
•	maintain our corporate existence and all rights and franchises necessary for the operation of our business.

Unless a prospectus supplement provides differently, there are no provisions which limit our ability to incur debt or which protect holders of debt securities if we were to engage in a highly leveraged or similar transaction or in the event of a change in control of the company.

Redemption

The indenture has provisions for redemption of any series of securities that is redeemable before its stated maturity date. If we elect to redeem a series, we will give the Trustee at least 60 days’ notice. If less than all securities of like tenor are to be redeemed, the Trustee shall select the securities to be redeemed in a manner the Trustee deems fair and appropriate. The company or the Trustee must give holders of securities to be redeemed written notice of certain items required under the indenture, by first class mail not less than 30 and not more than 60 days before the redemption date. After notice of redemption is given, the securities selected for redemption become due and payable, and cease to bear interest, on the redemption date, except that if the company fails to make the required payment to redeem securities selected for redemption, those securities shall continue to bear interest until paid. If securities are redeemed only in part, the company will, upon surrender of the security and at no charge to the holder, issue to the holder a like security for the unredeemed portion of the security so surrendered.

If a series of securities is redeemable, the applicable prospectus supplement will disclose that fact.

If we plan to redeem the debt securities, before the redemption occurs, we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or
•	after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except, if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder requests.

Sinking Funds

One or more series of the securities may provide for mandatory or optional sinking fund payments for the retirement of a series of securities. The company may satisfy sinking fund payment obligations by delivering securities of such series previously redeemed from the holders and not previously credited toward sinking fund payment obligations. The company must give the Trustee at least 60 days’ notice of the portion of a sinking fund payment that is to be satisfied by payment in cash and the portion that is to be satisfied by delivering and crediting securities.

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement for a series of debt securities, the company may be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. These conditions include the deposit with the trustee, in trust for this purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities on the stated maturity date of these payments or upon redemption, as the case may be, in accordance with the terms of the indenture and the debt securities.

The company must deliver to the trustee an opinion of counsel that either the proposed defeasance qualifies as a reorganization under federal tax law and the debt securities defeased qualify as securities for the purposes of Section 354 of the Internal Revenue Code, as amended, or the defeasance will not result in income tax liability to the trustee or the holders of the debt securities defeased as a result of a deemed exchange under Treasury Regulations Section 1.1001-3 or any successor regulation.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of the terms of the shares of preferred stock. Our charter and by-laws contain or will contain the full terms of the preferred stock. You should read these documents carefully to fully understand the terms of the shares of preferred stock.

Shares Authorized and Shares Outstanding

As of the date of this prospectus, we had 10,000,000 shares of authorized preferred stock, of which none were issued and outstanding.

Under California law, we may issue the undesignated shares of preferred stock from time to time in one or more series without shareholder approval. Subject to limitations prescribed by California law and our charter and by-laws, our board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions as may be desired concerning voting, redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. California law provides that any determination that would have the effect of altering or changing the powers, preferences or special rights of holders of shares of an outstanding series of preferred stock may be adopted only with the approval of holders of a majority of the outstanding series. The preferred stock that may be offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for that offering and will file a copy of the document establishing the terms of the preferred stock with the SEC. The description will include:

•	the title, series designation and stated value;
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for dividends;
•	whether dividends will be cumulative, partially cumulative or non-cumulative and, if cumulative or partially cumulative, the date from which the dividends will accumulate;
•	the procedures for any auction or remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into any series of our common stock, and, if applicable, the conversion price (or how it will be calculated);
•	voting rights, if any, of the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and
•	any transfer agent for the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, any future issuance of preferred stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, will rank as follows:

•	senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights; and
•	on a parity with all equity securities we issue that do not rank senior or junior to the preferred stock with respect to those rights.

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Global Securities

If we decide to issue preferred stock in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the global preferred stock. The prospectus supplement will describe the specific terms of the depositary arrangement for preferred stock of a series that is issued in global form. The company, the trustee, any payment agent and the security registrar will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global preferred stock or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

DESCRIPTION OF COMMON STOCK

Our articles of incorporation authorize the issuance of up to 30,000,000 common shares, no par value. There were 6,426,275 shares of the company's common stock issued and outstanding as of July 31, 2007. As of July 31, 2007, our executive officers held options covering 458,360 common shares which they had not yet exercised and no shares of restricted stock or stock appreciation rights. There were approximately 296 shareholders of record of our common stock at July 31, 2007. The company's common stock is listed on the Nasdaq Global Market under the symbol “BBNK.” We will apply to the Nasdaq Global Market to list any common stock issued under this prospectus and any supplement.

Holders of our common stock are entitled to vote at all elections of directors and to vote or consent on all questions at the rate of one vote for each share. Shareholders may vote cumulatively in the election of directors. Under cumulative voting, every shareholder entitled to vote may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held. Or, the shareholder may distribute these votes on the same principle among as many candidates as the shareholder desires.

Subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class or series of shares of the company, holders of common stock have the right to receive any dividends we declare and pay on our common stock. They also have the right to receive our remaining assets and funds upon liquidation, dissolution or winding-up, if any, after we pay to the holders of any series of preferred stock the amounts they are entitled to, and after we pay all our debts and liabilities.

Our common stock is subject and subordinate to any rights and preferences granted under our articles of incorporation and any rights and preferences which may be granted to any series of preferred stock by our board pursuant to the authority conferred upon our board under the articles of incorporation.

After all cumulative dividends are declared and paid or set apart on any series of preferred stock which may be outstanding, the board may declare any additional dividends on our common stock out of the surplus or net profits as in their discretion may seem proper. During 2006, we did not pay dividends on the common stock.

The common stock issued by this prospectus and any related prospectus supplement will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

American Stock Transfer & Trust Company is the transfer agent, registrar and dividend paying agent for our common stock. Its phone number is 888-569-9653.

ANTI-TAKEOVER EFFECTS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

Our bylaws contain provisions requiring advance written notice of director nominations or other proposals by shareholders and requiring directors to be free of certain affiliations with certain of our competitors. Also, we have adopted severance arrangements with executive officers as part of their compensation packages. We believe that severance arrangements do not discourage a takeover attempt, since they merely provide benefits to executives as a result of a change in control. Also, under our articles of incorporation, shareholders may not act by written consent, and all shareholder action must be taken at a properly called and noticed meeting of shareholders.

PLAN OF DISTRIBUTION

We may sell the securities through one or more of the following ways:

•	directly to purchasers;
•	to or through one or more underwriters or dealers; or
•	through agents.

A prospectus supplement with respect to a particular issuance of securities will set forth the terms of the offering of those securities, including the following:

•	name or names of any underwriters, dealers or agents;
•	the purchase price of the securities and the estimate amount we will receive;
•	underwriting discounts and commissions; and
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we may compensate the underwriters in the form of underwriting discounts or commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.

If we use dealers in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.

If we use agents in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any of these agents, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the prospectus supplement.

If the prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Agents, dealers and underwriters may be entitled under agreements with us to indemnification against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries for customary compensation.

If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. We may be obligated to indemnify the remarketing firm against some liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities, other than our common stock, will be a new issue of securities with no established trading market. We cannot assure you that there will be a market for the securities of any particular security, or that if a market does develop, that it will continue to provide holders of those securities with liquidity for their investment or will continue for the duration the securities are outstanding.

The prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.

LEGAL MATTERS

Bingham McCutchen LLP, San Francisco, California will issue a legal opinion for us with respect to the validity of the securities.

EXPERTS

The consolidated financial statements of the company as of December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The company has filed with the SEC a registration statement on Form S-3 with respect to the securities to be offered by this prospectus and any prospectus supplement. This prospectus omits certain of the information contained in the registration statement and its exhibits. This prospectus discusses material provisions of the form of indenture we propose to enter into with the Trustee for debt securities to be sold under this prospectus and any prospectus supplement. Because the prospectus may not contain all the information that you may find important, you should review the full text of the indenture and other documents we have incorporated by reference into the registration statement.

The registration statement, including exhibits thereto, may be inspected at the Public Reference facility maintained by the Commission at 101 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement and other information filed with the Commission are available at the web site maintained by the Commission on the world wide web at http://www.sec.gov. Investors may access our SEC filings through the company's website at http://www.bridgebank.com. The information on our website is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;
2)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;
3)	Our Current Reports on Form 8-K dated February 9, 2007; February 16, 2007, as amended by form 8-K/A dated February 16, 2007; February 16, 2007; March 7, 2007; April 20, 2007; May 9, 2007; June 7, 2007; July 19, 2007; and July 31, 2007.
4)	The description of our common stock set forth in the registration statement on Form 8-A under Section 12(b) of the Exchange Act filed March 18, 1994 and any future amendment or report filed for the purpose of updating that description.

All documents we file with the Commission after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before we file a post-effective amendment which reports that all securities offered in this prospectus have been sold, or to deregister all unsold securities, are also incorporated by reference and will be part of this prospectus from the dates we file each of those documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Bridge Capital Holdings
55 Almaden Boulevard
San Jose, CA 95113

Attn: Investor Relations
Phone: (408) 423-8500

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

We maintain a website on the World Wide Web at http://www.bridgebank.com where certain additional information about us may be found. We undertake no obligation to update the information found on our website. The information on the website is not a part of this prospectus of any prospectus supplement, or of the registration statement, but is referenced and maintained as a convenience to investors.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses in connection with the offering of the entire $30,000,000 of securities will be borne by the registrant and are estimated as follows:

SEC registration	$1,000
Trustee's fees and expenses	*
Accountant's fees and expenses	10,000
Legal fees and expenses	50,000
Printing and miscellaneous costs	5,000
Total	$66,000

*	To be filed by amendment on Form 8-K or Rule 424 filing.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The company's articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. The articles also provide that the company is authorized to provide indemnification of directors and other agents for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limitations on excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. The company’s bylaws provide that the company shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that that person is or was an agent of the company, to the fullest extent permitted by the California General Corporation Law. The company also maintains officers and director's liability insurance.

ITEM 16. EXHIBITS

The exhibit list required by this item is incorporated by reference to the exhibit index beginning on page 25 of this report.

ITEM 17. UNDERTAKINGS

(a)	We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i), 1(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 15 hereof, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e)	We hereby undertake that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 9, 2007.

BRIDGE CAPITAL HOLDINGS

By:	/s/ Daniel P. Myers Daniel P. Myers President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

The officers and directors of Bridge Capital Holdings whose signatures appear below hereby constitute and appoint Daniel P. Myers and Thomas A. Sa, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, including registration statements filed in connection with this offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”) with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel P. Myers Daniel P. Myers	President and Chief Executive Officer (Principal Executive Officer) and Director	August 9, 2007
/s/ Thomas A. Sa Thomas A. Sa	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2007
/s/ Richard M. Brenner Richard M. Brenner	Director	August 9, 2007
/s/ Owen Brown Owen Brown	Director	August 9, 2007
/s/ David V. Campbell David V. Campbell	Director	August 9, 2007
/s/ Robert P. Gionfriddo Robert P. Gionfriddo	Director	August 9, 2007
/s/ Allen C. Kramer, M.D. Allen C. Kramer, M.D.	Director	August 9, 2007
/s/ Robert P. Latta Robert P. Latta	Director	August 9, 2007
/s/ Thomas M. Quigg Thomas M. Quigg	Director	August 9, 2007
/s/ Barry A. Turkus Barry A. Turkus	Director	August 9, 2007

EXHIBIT INDEX

1	Underwriting Agreement*
3.1	Articles of Incorporation of Bridge Capital Holdings as amended (incorporated by reference to Exhibits 3(i)(a) and 3(i)(b) of the Registrant's Current Report on Form 8-K dated October 1, 2004)
3.2	Restated By-laws of Bridge Capital Holdings as amended on January 26, 2000 (incorporated by reference to Exhibit 3(i)(c) to the Registrant's Current Report on Form 8-K dated October 1, 2004)
4.1	Form of common stock certificate
4.2	Form of debt security*
4.3	Form of Indenture for Debt Securities between Bridge Capital Holdings and (a trustee to be named)
5.1	Opinion of Bingham McCutchen LLP
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Bingham McCutchen LLP (included in their opinion in Exhibit 5.1)
23.2	Consent of Vavrinek, Trine, Day & Co., LLP as independent registered public accounting firm as to financial statements of the registrant, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting
23.3	Consent of PricewaterhouseCoopers LLP as independent registered public accounting firm as to financial statements of the registrant
24	Power of attorney of certain officers and directors of Bridge Capital Holdings (included in signature page)
25	Statement of Eligibility of Trustee on Form T-1*

* To be filed as an exhibit to a Current Report on Form 8-K.